CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of Northern Lights Fund Trust and to the use of our report dated March 13, 2007 on the financial statements and financial highlights as of and for the period ended January 31, 2007 of the Critical Math Fund, a series of shares of Northern Lights Fund Trust.  Such financial statements and financial highlights appear in the Fund’s 2007 Annual Report to Shareholders that is incorporated by reference into the Statement of Additional Information.

BRIGGS, BUNTING & DOUGHERTY, LLP

Philadelphia, Pennsylvania

May 30, 2007

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of Northern Lights Fund Trust and to the use of our report dated March 13, 2007 on the financial statements and financial highlights as of and for the period ended January 31, 2007 of The Biondo Growth Fund, a series of shares of Northern Lights Fund Trust.  Such financial statements and financial highlights appear in the Fund’s 2007 Annual Report to Shareholders that is incorporated by reference into the Statement of Additional Information.

BRIGGS, BUNTING & DOUGHERTY, LLP

Philadelphia, Pennsylvania

May 30, 2007